THE FIRST AMERICAN CORPORATION REPORTS
                    OPERATING RESULTS FOR THIRD QUARTER 2001

SANTA ANA, Calif., Oct. 25, 2001 - The First American Corporation (NYSE: FAF), the nation's leading, diversified provider of business information and related products and services, today announced operating results for the third quarter and nine months ended Sept. 30, 2001.

     Operating net income for the third quarter of 2001 increased 86 percent to $45.5 million, or 60 cents per diluted share, when compared with operating net income of $24.4 million, or 37 cents per diluted share, for the same quarter of 2000. Current quarter results exclude certain onetime charges (net of investment gains) of $7.4 million relating principally to the strengthening of loss reserves at one of the company's subsidiary title insurance underwriters, which was purchased in 1998. These items totaled $3.8 million on an after-tax basis, or 5 cents per diluted share. Reported net income for the third quarter of 2001 was $41.7 million, or 55 cents per diluted share. Revenues for the third quarter of 2001 were $983.0 million, a 31 percent increase when compared with revenues of $750.3 million for the same period last year.

     Operating net income for the nine-month period of 2001 increased 139 percent to $120.5 million, or $1.66 per diluted share, when compared with $50.4 million, or 77 cents per diluted share, in the nine-month period of 2000. The current nine-month results exclude the onetime items noted above and a $3.6 million pretax charge, or 2 cents per diluted share, in the first quarter of 2001 relating to the company's exit of the lender-placed homeowner's insurance business, which was part of the National Information Group acquisition completed in May 1999. Reported net income for the nine-month period of 2001 was $115.0 million, or $1.59 cents per diluted share. Revenues for the nine-month period of 2001 totaled $2.68 billion, an increase of 24 percent when compared with revenues of $2.17 billion for the same period in 2000.

     Lower mortgage interest rates in 2001 have led to robust home sales and continued strong refinance activity, which have provided revenue and profit increases versus comparable periods of the prior year.

     "Despite record order volumes in our real estate-related businesses, we have remained focused on operating efficiencies and bottom-line improvements," said Parker S. Kennedy, president of The First

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American Corporation. "We continue to concentrate on technology solutions that enhance the delivery of our real estate-related products and services and improve labor efficiencies. We also are very excited about the potential growth in our consumer information services segment as we build our automotive and pre-employment screening suites of products and services.

     "The refinancing activity we have seen in the last two weeks is unprecedented, as mortgage interest rates have continued to decline. More than 70 percent of our new orders now relate to refinancings. This surge in activity bodes well for our fourth-quarter outlook."

     The First American Corporation, based in Santa Ana, Calif., is the nation's leading, diversified provider of business information and related products and services. The corporation's three primary business segments include: title information and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides automotive, subprime and direct-to-consumer credit reporting; direct-to-consumer public records reporting; resident screening; pre-employment screening; automobile title administration; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

     Certain statements made in this press release, including those relating to potential growth within the company's consumer information and services segment and the company's fourth quarter outlook, are forward-looking. Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2000, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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                         The First American Corporation
                              Summary of Earnings


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
                                                               For the Three Months Ended              For the Nine Months Ended
                                                                      September 30                              September 30
                                                            -----------------------------------------------------------------------
                                                                 2001            2000              2001              2000
                                                            -----------------------------------------------------------------------

Revenues                                                      $983,008,000     $750,260,000    $2,677,791,000     $2,172,359,000
Income before income taxes and minority interests             $ 83,355,000     $ 48,757,000    $  228,885,000     $  100,988,000
Income taxes                                                  $ 30,500,000     $ 19,000,000    $   83,200,000     $   39,200,000
Minority interests                                            $ 11,160,000     $  5,358,000    $   30,697,000     $   11,355,000
Net income                                                    $ 41,695,000     $ 24,399,000    $  114,988,000     $   50,433,000
Net income per share:
    Basic                                                            $0.61            $0.38             $1.75              $0.79
    Diluted                                                          $0.55            $0.37             $1.59              $0.77
Weighted average shares outstanding:
    Basic                                                       67,844,000       63,526,000        65,877,000         63,689,000
    Diluted                                                     78,872,000       66,088,000        74,529,000         65,700,000

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                         The First American Corporation
                       Summary Balance Sheet Information

                              -------------------------------------------------
                                   September 30, 2001        December 30, 2000
                              -------------------------------------------------

Total equity                         $1,062,620,000            $870,237,000
Book value                                   $15.56                  $13.62


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                                                      Selected Financial Data
                                                            (Unaudited)

                                                       For the Three Months Ended                   For the Nine Months Ended
                                                              September 30                                September 30
                                                 ---------------------------------------       ------------------------------------
                                                     2001                     2000                 2001                  2000
                                                 ---------------------------------------        -----------------------------------
RESULTS OF OPERATIONS


 Revenues
   Operating revenues                               $ 952,776,000         $ 730,490,000      $2,610,969,000        $ 2,126,571,000
   Investment and other income                         30,232,000            19,770,000          66,822,000             45,788,000
                                                   ---------------       ---------------    ----------------     -----------------
                                                      983,008,000           750,260,000       2,677,791,000          2,172,359,000
                                                   ---------------       --------------     ---------------      -----------------
 Expenses
   Salaries and other personnel costs                 331,727,000           260,250,000         917,942,000            773,513,000
   Premiums retained by agents                        255,384,000           192,803,000         661,206,000            585,398,000
   Other operating expenses                           216,854,000           176,845,000         622,373,000            511,994,000
   Provision for title losses and other claims         52,661,000            36,764,000         129,676,000            104,327,000
   Depreciation and amortization                       27,820,000            22,790,000          77,925,000             61,112,000
   Premium taxes                                        6,758,000             5,396,000          17,470,000             16,318,000
   Interest                                             8,449,000             6,655,000          22,314,000             18,709,000
                                                   ---------------       ---------------    ----------------      -----------------
                                                      899,653,000           701,503,000       2,448,906,000          2,071,371,000
                                                   ---------------       ---------------    ----------------      -----------------
 Income before income taxes and
   minority interests                                $ 83,355,000          $ 48,757,000       $ 228,885,000          $ 100,988,000
                                                   ===============       ===============    ================      =================


OPERATING REVENUES

 Title Insurance:
  Direct operations                                 $ 375,342,000         $ 280,152,000      $1,050,715,000          $ 799,585,000
  Agency operations                                   317,893,000           241,846,000         819,330,000            727,673,000
                                                   ---------------       ---------------    ----------------      -----------------
                                                      693,235,000           521,998,000       1,870,045,000          1,527,258,000
 Real Estate Information                              181,042,000           141,501,000         527,736,000            408,151,000
 Consumer Information                                  78,499,000            66,991,000         213,188,000            191,162,000
                                                   ---------------       ---------------    ----------------      -----------------
  Total operating revenues                          $ 952,776,000         $ 730,490,000      $2,610,969,000        $ 2,126,571,000
                                                   ===============       ===============    ================      =================


INCOME BEFORE INCOME TAXES AND
    MINORITY INTERESTS

 Title Insurance                                     $ 38,004,000            30,543,000       $ 120,185,000           $ 73,752,000
 Real Estate Information                               50,112,000            19,915,000         126,298,000             36,030,000
 Consumer Information                                  10,742,000            10,347,000          24,278,000             28,876,000
                                                    --------------       ---------------    ----------------     -------------------
  Total before corporate expenses and
     minority interests                                98,858,000            60,805,000         270,761,000            138,658,000
 Corporate expenses                                    15,503,000            12,048,000          41,876,000             37,670,000
                                                    --------------       ---------------    ----------------     -------------------
 Income before income taxes and
   minority interests                                $ 83,355,000          $ 48,757,000       $ 228,885,000          $ 100,988,000
                                                    ==============       ===============    ================     ===================


TITLE INSURANCE ORDER COUNTS
    FROM DIRECT OPERATIONS

 Title orders opened                                      453,900               312,000           1,351,300                951,500
 Title orders closed                                      354,200               246,500             984,300                737,700


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